Investor Relations contact	Lindsey Crabbe	FOR IMMEDIATE RELEASE
l.crabbe@bspcredit.com

Media contact	Sam Turvey
s.turvey@bspcredit.com

Franklin BSP Realty Trust, Inc. Announces First Quarter 2026 Results
New York City, NY – April 29, 2026 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended March 31, 2026.
First Quarter 2026 Summary
•GAAP net income of $12.3 million or $0.07 per diluted common share
•Distributable Earnings (a non-GAAP financial measure) of $13.5 million, or $0.09 per diluted common share on a fully converted basis(1)
•Distributable Earnings before realized losses (a non-GAAP financial measure) of $25.9 million, or $0.22 per diluted common share on a fully converted basis(1)
•Core portfolio:
◦Principal balance increased by $173.8 million to $4.6 billion across 177 loans, averaging $26.0 million each, with 79.3% collateralized by multifamily properties
◦Closed $467.9 million of new loan commitments at a weighted average spread of 289 basis points
◦Funded $496.3 million of principal balance including future funding on existing loans and received loan repayments of $322.5 million
•Agency Business segment:
◦Originated $646.3 million of new loan commitments under programs with Fannie Mae, Freddie Mac, and HUD
◦Servicing portfolio grew by $10.3 billion to $58.1 billion(2)
◦Mortgage Servicing Rights ("MSRs") valued at $211.9 million
•Repurchased 4,361,596 shares of common stock at an average price of $9.13 per share for an aggregate of $39.8 million, which represents a $0.24 per share increase to book value
•Total liquidity of $521.0 million, which includes $115.6 million in cash and cash equivalents
•Declared a first quarter common stock cash dividend of $0.20, representing an annualized 5.6% yield on book value, or 8.7% yield on current trading price(3)
•Book value of $14.18 per diluted common share on a fully converted basis(1), an increase of $0.03 from the prior quarter
•Adjusted(4) book value of $14.58 on a fully converted basis(1), an increase of $0.24 from the prior quarter
•Post quarter-end, the Board of Directors reauthorized the Company’s share repurchase program, making $50.0 million available for repurchases through December 31, 2026
Michael Comparato, Chief Executive Officer of FBRT, said, “We believe we are nearing the end of this cycle, and our focus has been on positioning the portfolio accordingly by resolving legacy assets and deploying capital selectively where we see the best risk-adjusted returns. We also made meaningful progress this quarter, including completing the transition of all BSP CRE loans to be serviced internally by NewPoint, a significant step in our integration. With a growing portfolio, strong liquidity, and multiple avenues for deployment, we believe the Company is increasingly well positioned to drive more durable earnings and long-term value."
1 Fully Converted assumes conversion of our series of convertible preferred stock and OP Units along with full vesting of our outstanding equity compensation awards.
2 Includes $4.9 billion of principal serviced for a wholly owned subsidiary of the Company; related revenue is eliminated in consolidation.
3 Current trading price as of April 28, 2026
4 Excludes the impact of accumulated depreciation and amortization of real property and includes the impact of the fair value of our MSRs over their carrying value

Portfolio and Investment Activity
Core portfolio: For the quarter ended March 31, 2026, the Company closed $467.9 million of new loan commitments, funded $496.3 million of principal balance on new and existing loans, and received loan repayments of $322.5 million. The Company had eleven loans on its watch list, four of which are risk rated a five and seven of which are risk rated a four.
Conduit: For the quarter ended March 31, 2026, the Company originated $251.3 million of fixed rate conduit loans and sold $105.0 million of conduit loans for a gain of $4.8 million, gross of related derivatives.
Agency Business segment: For the quarter ended March 31, 2026, the Company originated $646.3 million of new commitments under programs with Fannie Mae, Freddie Mac, and HUD and managed a servicing portfolio of $58.1 billion.
Real estate owned and equity method investments: For the quarter ended March 31, 2026, the Company had six foreclosure real estate owned positions totaling $208.2 million, one investment real estate owned position of $116.5 million, and five equity method investment positions of $98.6 million.
Allowance for credit losses: During the quarter, the Company recognized a net provision for credit losses of $11.4 million. Provision for our core portfolio was $13.5 million, comprised of a specific allowance provision of $14.8 million, partially offset by a general benefit of $1.3 million. Benefit for our Agency Business was $2.1 million, comprised of a $0.9 million benefit in the specific allowance and a $1.2 million benefit in the general reserve.
Book Value
As of March 31, 2026, book value was $14.18 per diluted common share on a fully converted basis(1).
Share Repurchase Program
During the quarter ended March 31, 2026, the Company repurchased 4,361,596 shares of common stock at an average price of $9.13 per share for an aggregate of $39.8 million, which represents a $0.24 per share increase to book value. Subsequent to quarter end, the Board of Directors reauthorized the Company's share repurchase program, again providing $50.0 million available for future share repurchases through December 31, 2026.
Subsequent Events
On April 1, 2026, the Company sold a real estate owned, held for sale property located in Raleigh, NC for a sale price of $76.6 million, excluding transaction costs. The Company's carrying value in the property immediately prior to the sale was $75.7 million. The sale was financed with a loan originated by the Company.
On April 15, 2026, a consolidated subsidiary of the Company, BSPRT 2026-FL13 Issuer, LLC, closed an approximately $880.4 million commercial real estate mortgage securitization transaction, and sold approximately $778.1 million of the securitization’s notes in a private placement.
Distributable Earnings and Distributable Earnings to Common
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, (vii) non-cash income from mortgage servicing rights, and (viii) certain other non-cash items. Distributable Earnings before realized losses, a non-GAAP measure, presents Distributable Earnings gross of realized gain (loss) on debt extinguishment and realized gain (loss) on loans and real estate owned. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (x) perpetual preferred stock dividend payments and (y) non-controlling interests in joint ventures.

1 Fully Converted assumes conversion of our series of convertible preferred stock and OP Units along with full vesting of our outstanding equity compensation awards.

As noted above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP.
The Company believes that Distributable Earnings, Distributable Earnings before realized losses and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings, Distributable Earnings before realized losses and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared.
Distributable Earnings, Distributable Earnings before realized losses and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings, Distributable Earnings before realized losses and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Distributable Earnings to Common included at the end of this release for further information.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended March 31, 2026 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, April 30, 2026 at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10207685/103a7b22cd4. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com/?id=zyjxvkXo. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of March 31, 2026, FBRT had approximately $6.3 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
About Benefit Street Partners
Benefit Street Partners is an alternative credit pioneer with $92 billion in assets under management as of December 31, 2025 (including Apera). It seeks to deliver attractive, risk-adjusted returns through its deep specialism, long-term relationships and global reach. A wholly owned subsidiary of Franklin Templeton, BSP is focused on credit. Through its disciplined, solutions-oriented approach, BSP unlocks opportunities across market cycles and geographies. The firm manages strategies spanning private debt, real estate debt, structured credit, and liquid loans. For more information, visit www.bspcredit.com.
About Franklin Templeton
Franklin Templeton is a trusted investment partner, delivering tailored solutions that align with clients’ strategic goals. With deep portfolio management expertise across public and private markets, we combine investment excellence with cutting-edge technology. Since our founding in 1947, we have empowered clients through strategic partnership, forward-looking insights, and continuous innovation – providing the tools and resources to navigate change and capture opportunity.
With more than $1.7 trillion in assets under management as of January 31, 2026, Franklin Templeton operates globally in more than 35 countries.
To learn more, visit www.franklintempleton.com and follow us on LinkedIn.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$115,600	$167,292
Restricted cash	20,845	17,889
Investment securities, held to maturity(1)	21,958	20,483
Commercial mortgage loans, held for investment, net of allowance for credit losses of $49,173 and $38,302 as of March 31, 2026 and December 31, 2025, respectively(2)	4,546,828	4,383,134
Commercial mortgage loans, held for sale, measured at fair value(3)	423,031	360,718
Real estate securities, available for sale, measured at fair value, amortized cost of $179,768 and $151,946 as of March 31, 2026 and December 31, 2025, respectively(4)	178,712	151,662
Mortgage servicing rights, net	211,854	212,216
Accrued interest receivable	38,942	41,468
Receivable for loan repayment(5)	79,248	50,619
Prepaid expenses and other assets	38,822	45,112
Real estate owned, net of depreciation	98,676	99,265
Real estate owned, held for sale	192,653	198,883
Equity method investments	98,626	71,682
Intangible assets, net of amortization	113,050	115,553
Goodwill	92,048	92,048
Derivative instruments, measured at fair value	17,195	11,315
Loans eligible for repurchase	12,913	17,911
Total assets	$6,301,001	$6,057,250
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$2,637,338	$2,735,582
Repurchase agreements and revolving credit facilities - commercial mortgage loans	1,495,300	1,087,087
Repurchase agreements - real estate securities	212,168	187,371
Other financings	12,865	12,865
Unsecured debt	185,693	185,466
Mortgage note payable	23,998	23,998
Allowance for loss sharing	17,349	19,484
Accrued compensation	29,381	43,662
Liability for loans eligible for repurchase	12,913	17,911
Interest payable	16,751	16,110
Distributions payable	23,304	38,935
Accounts payable and accrued expenses	20,310	18,892
Due to affiliates	11,058	12,054
Derivative instruments, measured at fair value	4,279	6,951
Other liabilities	28,500	29,657
Total liabilities	$4,731,207	$4,436,025
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of March 31, 2026 and December 31, 2025	$89,748	$89,748
Total redeemable convertible preferred stock	$89,748	$89,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of March 31, 2026 and December 31, 2025	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 77,214,904 and 81,553,982 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	755	808
Additional paid-in capital	1,553,770	1,593,365
Accumulated other comprehensive income/(loss)	(1,056)	(284)
Accumulated deficit	(420,743)	(411,101)
Total stockholders' equity	$1,391,468	$1,441,530
Non-controlling interest	88,578	89,947
Total equity	$1,480,046	$1,531,477
Total liabilities, redeemable convertible preferred stock and equity	$6,301,001	$6,057,250

________________________
(1) Includes pledged assets of $21.6 million and $20.2 million as of March 31, 2026 and December 31, 2025, respectively.
(2) Includes pledged assets of $1.2 billion and $855.2 million as of March 31, 2026 and December 31, 2025, respectively.
(3) Includes pledged assets of $409.4 million and $329.2 million as of March 31, 2026 and December 31, 2025, respectively.
(4) Includes pledged assets of $178.7 million and $151.7 million as of March 31, 2026 and December 31, 2025, respectively.
(5) Includes $79.1 million and $50.5 million of cash held by servicer related to the CLOs as of March 31, 2026 and December 31, 2025, respectively.
The accompanying notes are an integral part of these unaudited consolidated financial statements.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Income
Interest income	$92,249	$113,908
Less: Interest expense	65,230	70,593
Net interest income	27,019	43,315
Gain/(loss) on sales, including fee-based services, net	21,330	5,039
Mortgage servicing rights	6,742	—
Servicing revenue, net	10,550	—
Gain/(loss) on derivatives	1,854	(118)
Revenue from real estate owned	6,882	6,797
Total income	$74,377	$55,033
Expenses
Compensation and benefits	$22,824	$—
Asset management and subordinated performance fee	6,054	6,555
Acquisition expenses	171	299
Administrative services expenses	2,334	3,348
Professional fees	9,285	6,576
Other expenses	11,205	9,936
Depreciation and amortization	3,420	1,380
Share-based compensation	2,403	2,246
Total expenses	$57,696	$30,340
Other income/(loss)
(Provision)/benefit for credit losses	$(11,391)	$1,898
Gain/(loss) on other real estate investments	(4,476)	(2,232)
Income/(loss) from equity method investments	12,407	—
Total other income/(loss)	$(3,460)	$(334)
Income/(loss) before taxes	13,221	24,359
(Provision)/benefit for income tax	(929)	(654)
Net income/(loss)	$12,292	$23,705
Net (income)/loss attributable to non-controlling interest	(312)	353
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$11,980	$24,058
Less: Preferred stock dividends	5,916	6,748
Net income/(loss) applicable to common stock	$6,064	$17,310

Basic earnings per share	$0.07	$0.20
Diluted earnings per share	$0.07	$0.20
Basic weighted average shares outstanding	79,926,118	82,053,686
Diluted weighted average shares outstanding	79,926,118	82,053,686

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Distributable Earnings to Common for the three months ended March 31, 2026 and 2025 (amounts in thousands, except share and per share data):

	Three Months Ended March 31,
	2026	2025
GAAP Net Income (Loss)	$12,292	$23,705
Adjustments:
Unrealized (gain)/loss on financial instruments(1)	3,190	3,288
Subordinated performance fee(2)	—	251
Non-cash compensation expense	3,061	2,246
Depreciation and amortization, net	3,374	1,380
Transaction-related and non-recurring items(3)	—	2,974
(Reversal of)/provision for credit losses	11,391	(1,898)
Income from mortgage servicing rights	(6,742)	—
Amortization and write-offs of MSRs	9,001	—
Deferred tax adjustment	688	—
Fair value adjustments on equity investments(4)	(10,405)	—
Distributable Earnings before realized loss	$25,850	$31,946
Realized gain/(loss) adjustment on loans and REO(5)	(12,307)	(38,180)
Distributable Earnings	$13,543	$(6,234)
7.5% series E cumulative redeemable preferred stock dividend	(4,842)	(4,842)
Noncontrolling interests net (income) / loss	(312)	353
Noncontrolling interests net (income) / loss DE adjustments	226	(350)
Distributable Earnings to Common	$8,615	$(11,073)
Average common stock & common stock equivalents(6)	1,340,901	1,338,913
GAAP net income/(loss) ROE	2.1%	5.7%
Distributable earnings ROE	2.6%	(3.3)%
GAAP net income/(loss) per share, diluted	$0.07	$0.20
GAAP net income/(loss) per share, fully converted(7)	$0.08	$0.22
Distributable earnings per share, fully converted(7)	$0.09	$(0.12)
Distributable earnings per share before realized gain/(loss), fully converted(7)	$0.22	$0.31
________________________
(1) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(2) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
(3) Represents transaction-related and non-recurring costs associated with the acquisition of NewPoint.
(4) Represents non-cash (income) loss from equity method investments, net of cash received as return on capital for the quarter.
(5) Represents amounts deemed nonrecoverable upon a realization event, which is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized upon sale. Amount may be different than the GAAP basis. As of March 31, 2026, the Company had $3.4 million of GAAP loss adjustments that will run through distributable earnings if and when cash losses are realized.
(6) Represents the average of all classes of equity except the Series E Preferred Stock.
(7) Fully Converted assumes conversion of our series of convertible preferred stock and OP units along with full vesting of our outstanding equity compensation awards.